AMENDMENT NO. 4

TO SECOND AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST OF

SHORT-TERM INVESTMENTS TRUST

This Amendment No. 4 (the “Amendment”) to the Second Amended and Restated Agreement and Declaration of Trust of Short-Term Investments Trust (the “Trust”) amends, effective, August 15, 2019, the Second Amended and Restated Agreement and Declaration of Trust of the Trust dated as of April 11, 2017, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trust desires to amend the Agreement to remove Invesco Oppenheimer Institutional Government Money Market Fund (the “Fund”) due to a liquidation;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2.	All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3.	Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of June 11, 2019.

By:	/s/ Jeffrey H. Kupor
Names: Jeffrey H. Kupor
Title: Senior Vice President

EXHIBIT 1

“SCHEDULE A

SHORT-TERM INVESTMENTS TRUST

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco Government & Agency Portfolio	Cash Management Class Corporate Class Institutional Class Personal Investment Class Private Investment Class Reserve Class Resource Class

Invesco Treasury Obligations Portfolio	Cash Management Class Corporate Class Institutional Class Personal Investment Class Private Investment Class Reserve Class Resource Class

Invesco Liquid Assets Portfolio	Cash Management Class Corporate Class Institutional Class Personal Investment Class Private Investment Class Reserve Class Resource Class

Invesco STIC Prime Portfolio	Cash Management Class Corporate Class Institutional Class Personal Investment Class Private Investment Class Reserve Class Resource Class

Invesco Tax-Free Cash Reserve Portfolio	Cash Management Class Corporate Class Institutional Class Personal Investment Class Private Investment Class Reserve Class Resource Class

Invesco Treasury Portfolio	Cash Management Class Corporate Class Institutional Class Personal Investment Class Private Investment Class Reserve Class Resource Class”